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                                                                   EXHIBIT 10.47



Press Release issued by Phoenix Information Systems Corp. on February 27, 1998.
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                                                                   EXHIBIT 10.47

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Phoenix Information Systems Corp.


FOR IMMEDIATE RELEASE


             PHOENIX COMPLETES SALE OF ASSETS TO MAJOR SHAREHOLDER
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

St. Petersburg, Florida, USA ... February 27, 1998 ... Phoenix Information Systems Corp. ("Phoenix") (PHXS - OTC Bulletin Board) announced that pursuant to
Section 363 of title 11 of the United States Code (the "Bankruptcy Code"), Phoenix has completed the sale of substantially all assets of Phoenix and its subsidiaries, free and clear of all liens, claims and encumbrances, for $20 million to affiliates of S-C Phoenix Partners, a major shareholder. On February 6, 1998, Phoenix announced the approval of the asset sale by the United States District Court for the District of Delaware.

     Phoenix had announced on December 3, 1997 that, after an extensive and unsuccessful search for permanent financing, it had determined to seek protection under Chapter 11 of the Bankruptcy Code and that, subject to court approval, it had arranged for debtor in possession financing and the asset sale to S-C Phoenix Partners or its affiliates.





CONTACT: For further information, please call 800/664-7472 or 813/894-8021.
     Paul Henry, Director

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February 27, 1998             Phoenix Information Systems Corp. - Press Release